Investor Presentation March 2022

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; our ability to successfully implement our Banking-as-a-Service initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our business initiatives; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. Central Pacific Financial - Corporate Profile MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY CENTRAL PACIFIC BANK (CPB) TOTAL ASSETS $7.4 BILLION MARKET CAP $807 MILLION SHARE PRICE $29.19 DIVIDEND YIELD 3.56% Central Pacific Financial Corp. is a Hawaii-based bank holding company. Central Pacific Bank (CPB) was founded in 1954 by Japanese-American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution in Hawaii with 30 branches across the State. CPB is a market leader in residential mortgage, small business banking and digital banking. Note: Total assets as of 12/31/21. Other Market Information above as of 2/28/22.

4Central Pacific Financial Corp. Hawaii Economy Trending Favorably STRENGTHS AND RECOVERY FACTORS • Hawaii has the lowest per capita COVID-19 case rate in the nation1 • Hawaii Safe Travels and Safe Access programs which require proof of vaccination or a negative COVID test to avoid quarantine and enter indoor establishments are ending in March 2022 • Unemployment rate improved to 5.7% in December 20212 compared to a peak of 22% in April 2020 • Recent Hawaii economic forecasts project continued improvement with visitor numbers rising to 8.7 million and the unemployment rate dropping to 5.1% in 20223 • Hawaii’s defense industry accounts for 8.5% of GDP and is the 2nd largest sector of Hawaii’s economy with $7.7 billion in annual spending4 * Source: Department of Business Economic Development & Tourism. Includes visitors, returning residents, and intended residents. Excludes flights from Canada. RECENT REBOUND IN VISITORS TO OVER 80% OF PRE-PANDEMIC LEVELS 1 Source: Centers for Disease Control (CDC), as of February 28, 2022 (since the beginning of the pandemic). 2 Seasonally adjusted. 3 Source: University of Hawaii Economic Research Organization (UHERO) 1Q 2022 forecast 4 Source: Defenseeconomy.Hawaii.gov, data as of fiscal year 2020 $500 $600 $700 $800 $900 $1,000 $1,100 In T ho us an ds RECORD HIGH OAHU SINGLE FAMILY HOME MEDIAN SALES PRICE OF $1.05 MILLION DAILY PASSENGER COUNTS TO HAWAII*

5Central Pacific Financial Corp. 4th Quarter 2021 Highlights PROFITABILITY NET INCOME / DILUTED EPS $22.3 Million / $0.80 ROA/ROE 1.22% / 16.05% NET INTEREST MARGIN 3.08% Actual 2.87% Normalized* EFFICIENCY RATIO 65.6% * Normalized to exclude PPP impact. 1 Net charge-offs (NCOs) are annualized 2 Classified assets + OREO / Tier 1 Capital + ACL ASSET QUALITY NPAs/TOTAL ASSETS 0.08% NCOs/AVERAGE LOANS1 (0.07)% CLASSIFIED ASSET RATIO2 6.42% ACL COVERAGE* 1.36% CAPITAL QTRLY DIVIDEND $0.26 per share CET1 11.2% TIER 1 LEVERAGE* 8.7% TCE* 7.6% • Announced the launch of a new Banking-as-a- Service (“BaaS”) initiative • Increased quarterly cash dividend by 4.0% • Core loan (excluding PPP) growth 15% LQA and core deposit growth 4% LQA • $6.6 billion in total deposits at an average cost of 0.06%

6Central Pacific Financial Corp. Consistent Loan Growth 3,000 3,500 4,000 4,500 5,000 5,500 2016 2017 2018 2019 2020 2021 $ M ill io ns Loan Balances Outstanding-Excluding PPP $5.0B C&I, $(15) Construction, $(3) Coml Mtge, $64 Home Equity, $86 Consumer, $144 Resi Mtge, $186 Annual Loan Growth in $ Millions 2021 Core Loan Growth by Type +30% +16% +6% -2% -3% +11% • Core loans (excluding PPP) grew by $183 million (4%) sequential quarter, and by $463 million (10%) in the 2021 year • Growth was broad based across most loan types. While C&I and Construction had slight declines, portfolios are trending favorably for 2022 growth • Continue to have strong loan pipeline

7Central Pacific Financial Corp. Shareholder Value Drivers Digital and Banking-as-a-Service (“BaaS”) Small Business & Residential Mortgage Leader Japan Competitive Advantage Efficiency Strategies 1 2 3 4 Solid Credit, Capital and Liquidity5

Digital Transformation Accomplishments

2020

Online/Mobile Banking
New consumer platform launched in August 2020.

ATMs
Full ATM network upgrade completed in November 2020

1Q 2021

Online Account Opening
Consumer platform to open deposit accounts and term loans launched January 2021

Business Online Banking
New platform designed for small businesses launched February 2021

2Q 2021

Online Chat
Online chat to enhance CX available since April 2021

Contactless Debit Cards
Issued to all customers in May-June 2021

Fintech Investment
JAM FINTOP Banktech VC Fund investment made in April 2021

3Q-4Q 2021

New 'Shaka' Digital Checking Account
Launched November 2021

Swell Fintech
Incubation and development of new Fintech entity

2022 and beyond

Expand 'Shaka' Product Line

Swell Launch
Mid-2022

BaaS Strategy

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Successful Launch of Shaka Digital Checking

Launch was well received with ~3,500 accounts opened in the first four months; over 50% are new customers.


Shaka






debit
Shaka
BY CPB

- Hawaii's first fully digital bank account launched early November 2021 and was preceded by Hawaii's largest social media influencer campaign
- Additional Shaka products currently under development
- Market differentiating features:


2

2 day early direct deposit paycheck


ANY
ATM

Use of any bank ATMs with fee refunds


0.50%
APY

Attractive interest rate


100%
ONLINE

Open online in 5 minutes

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Refer to shaka.cpb.bank for important additional details and terms.

10Central Pacific Financial Corp Swell A New Kind of Financial Solution • Launches mid-2022 • CPF made an equity investment in Swell along with Elevate Credit, Inc. (“Elevate”) and other 3rd party fintech investors • Revenue sharing agreement between the entities • Digital checking and line-of-credit in one account, addressing a large underserved “Striver” market • CPB, CPF’s bank subsidiary will be bank sponsor and hold deposit/loan balances • Credit default guarantee provided by Elevate, with cash collateral held at CPB • Exploring additional complementary product and service offerings, such as investments and mortgages “Strivers” 30 million+ near-prime U.S. consumers . The Opportunity:

Swell

Milestones

Swell

Make smart money moves.

APP LAUNCH 2022

✓ **January 2022**

Swell Financial entity incorporated
Completed initial round of funding

✓ **February 2022**

Website launch (swellmoney.com),
Started building community of followers

Completed $10 million Series A funding led by investments from Park Cities Asset Management, LLC, with participation from Elevate Credit, Inc. and CPF

Announced Board of Directors:

- Kevin Dahlstrom, Founder & CEO, Swell Financial Inc.
- Paul Yonamine, Chairman & CEO, Central Pacific Financial Corp.
- Jason Harvison, CEO, Elevate Credit Inc.
- Chris Lutes, Chief Strategy Officer, Elevate Credit Inc.
- Alex Dunev, Managing Partner, Park Cities Asset Management
- Jay Bray, Chairman & CEO, Mr. Cooper Group
- Chris Powers, Founder & Chairman, Fort Capital, LP

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12Central Pacific Financial Corp CPF BaaS Strategy • “One-Two Punch”: Significant growth and financial success in Hawaii + mainland BaaS business with great potential • Transformation process began in 2019 with investment in technology which has paid off with our mobile app now rated 4.9 out of 5 on Apple iOS • Enables CPF to address the “other 99%” of the U.S. banking market, and generate additional revenue • Focus on highly strategic customized fintech offerings (differentiated products vs. standardized services) CPB Core Banking Applications BaaS Platform Swell Fintech Fintech Customer

13Central Pacific Financial Corp. Small Business Leader SMALL BUSINESSES 2021 Lender of the Year Category 2 by the SBA’s Hawaii District Office Originated more SBA loans based on count and $ than the 3 other large Hawaii banks combined1 Innovative Programs & Technology  CPB Foundation started a financial management and networking accelerator program in 2021 for local women entrepreneurs called ‘WE by Rising Tide’  Recently launched a new online banking system specially designed for small businesses, with online account opening feature under development Niche Markets  CPB has strong market share in the dental and physician niche, being the primary bank to nearly half of the dentists and a quarter of the physicians in the State of Hawaii 1 As reported by the SBA for the 2021 Fiscal Year.

14Central Pacific Financial Corp. Outperformed on the SBA Paycheck Protection Program (PPP)  Funded over 11,800 PPP loans totaling $875 million, which represented approximately 30% of all PPP loans in the State of Hawaii (based on count)  ~90% of originations have been forgiven/paid down**  Relationship building with over 2,300 new business clients. Over 20% have made CPB their bank thus far * Total in 2020-2021 (rounds 1-3), source: SBA public data (data.sba.gov/dataset/ppp-foia) ** As of December 31, 2021 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 American Savings Bank Bank of Hawaii Central Pacific Bank First Hawaiian Bank Other Institutions State of Hawaii Total Number of PPP loans Originated* 20% 30% 26% 8% 16%

15Central Pacific Financial Corp. Residential Mortgage Strength in Hawaii SMALL BUSINESSES • $1.2 Billion in total production in 2021 • #1 lender in Hawaii in total purchase mortgage volume in 2021 • Lead partner with developers on many large condominium developments • Unique mortgage broker joint-venture model provides significant cross-sale opportunities

16Central Pacific Financial Corp. Japan Competitive Advantage • Paul Yonamine is a Director of SMBC and the Board Chair of the U.S. Japan Council. He previously served as the IBM Japan President and led KPMG Consulting in Japan • Hikaru Utsugi, head of CPB International banking spent 30+ years at Mitsubishi UFJ Bank • Partnership with several top Japanese Executives, including formerly or currently from: Nippon Paint Holdings, MUFG, Sony Hawaii, Wells Fargo Securities- Japan • Japan recently loosened travel restrictions. Travel expected to gain traction in Spring/Summer 2022

17Central Pacific Financial Corp. Efficiency Strategies Branch Consolidation - 5 branches consolidated in 2020-2021. Currently operating 30 branches in the State of Hawaii - With continued migration to digital, 3 additional branches planned to be consolidated in 2022 Real Estate Optimization - Backoffice space consolidation - Purchasing strategic real estate locations Process Automation - Straight through processing - Data simplification and standardization

18Central Pacific Financial Corp. Strong Asset Quality • Historically low levels of problem assets, which have continued to outperform during the pandemic • CPF asset quality compares favorably to peer banks 0.12% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Nonperforming Loans / Total Loans 0.03%0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Loans 90+ Days Past Due / Total Loans 6.42% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Classified Assets + OREO/ Tier 1 Capital + ACL

19Central Pacific Financial Corp. Solid Capital Position STRONG CAPITAL • Increased quarterly cash dividend by 4% to $0.26 per share which will be payable on March 15, 2022 • $229 million capital cushion to the well-capitalized Total RBC minimum of 10% at 12/31/21 • Repurchased 305,594 shares in the 4Q 2021, and returned $45.6 million in capital to shareholders in 2021 through cash dividends and share repurchases • Board authorized a new $30 million share repurchase program in January 2022 * Excludes the PPP impact to the assets denominator, refer to slide 25 for more details. 11.2% 1.0% 2.3% 8.7% 7.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 12/31/2021 12/31/2021 12/31/2021 Capital Ratios CET1 Tier 1 Tier 2 TOTAL RISK BASED CAPITAL TIER 1 LEVERAGE* TANGIBLE COMMON EQUITY* 14.5%

Mahalo

21Central Pacific Financial Corp. Appendix

22Central Pacific Financial Corp. Net Interest Margin & Rate Sensitivity * Normalized to exclude PPP impact, refer to slide 25 for additional details. • NIM impacted by low interest rate environment and excess liquidity • Cost of total deposits currently just 0.06% • Balance sheet is slightly asset sensitive (+100 bps shock estimated to increase NII by 4%) and deposit betas are anticipated to be low 3.08% 2.87% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 CPF Net Interest Margin- GAAP Net Interest Margin Peers- GAAP ($3-10B) CPF Net Interest Margin- Excl PPP*

Historical Financial Highlights

($ in millions)	Year Ended December 31, 2021	2020	2019	2018	2017	2016
Balance Sheet (period end data)						
Loans and leases	$ 5,101.6	$ 4,964.1	$ 4,449.5	$ 4,078.4	$ 3,770.6	$ 3,524.9
Total assets	7,419.1	6,594.6	6,012.7	5,807.0	5,623.7	5,384.2
Total deposits	6,639.2	5,796.1	5,120.0	4,946.5	4,956.4	4,608.2
Total shareholders' equity	558.2	546.7	528.5	491.7	500.0	504.7
Income Statement						
Net interest income	211.0	197.7	184.1	173.0	167.7	158.0
Provision (credit) for credit losses	(14.6)	42.1	6.3	(1.5)	(2.6)	(5.4)
Other operating income	43.1	45.2	41.8	38.8	36.5	42.3
Other operating expense	163.0	151.7	141.6	135.1	131.0	132.4
Income taxes (benefit)	25.8	11.8	19.6	18.8	34.6	26.3
Net income	79.9	37.3	58.3	59.5	41.2	47.0
Profitability						
Return on average assets	1.13%	0.58%	0.99%	1.05%	0.75%	0.90%
Return on average shareholders' equity	14.38%	6.85%	11.36%	12.22%	8.03%	9.16%
Efficiency ratio (*)	64.16%	62.47%	62.69%	63.79%	64.14%	66.10%
Net interest margin	3.18%	3.30%	3.35%	3.22%	3.28%	3.27%
Capital Adequacy (period end data)						
Leverage capital ratio	8.48%	8.81%	9.53%	9.88%	10.35%	10.64%
Total risk-based capital ratio	14.48%	15.19%	13.64%	14.69%	15.92%	15.49%
Asset Quality						
Net loan chargeoffs/average loans	0.02%	0.15%	0.15%	0.02%	0.11%	0.03%
Nonaccrual loans/total loans (period end)	0.12%	0.12%	0.03%	0.06%	0.07%	0.24%

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios.

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24Central Pacific Financial Corp. Environmental, Social & Governance (ESG) 2021 ESG report can be viewed here: https://www.cpb.bank/esg

Non-GAAP Financial Measures - Excluding PPP

The Company believes the following non-GAAP financial measures provides useful information about our operating results and enhances the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

In $ Millions		Dec. 31, 2021 Actual		PPP Exclusions[1]		Dec. 31, 2021 Adjusted
Quarter-ended 12/31/21:						
Net Interest Income[2]	$	53.3	$	(4.7)	$	48.6
Total Avg. Interest-Earning Assets	$	6,890.8	$	(153.8)	$	6,737.0
Net Interest Margin[3]		3.08%				2.87%
Year-ended 12/31/21:						
Net Interest Income[2]	$	211.6	$	(26.4)	$	185.2
Total Avg. Interest-Earning Assets	$	6,643.2	$	(389.8)	$	6,253.4
Net Interest Margin[3]		3.18%				2.96%
Tangible Common Equity	$	558.2			$	558.2
Total Assets	$	7,419.1	$	(91.3)	$	7,327.8
Tangible Common Equity Ratio		7.52%				7.62%
Tier 1 Capital	$	622.1			$	622.1
Average Assets for Lev. Ratio	$	7,334.5	$	(153.8)	$	7,180.7
Leverage Capital Ratio		8.48%				8.66%

1. Net interest income excludes PPP interest income less an assumed funding cost of 0.25% and PPP net loan fee income; Total Avg. Interest-Earning Assets excludes average PPP loan balances; Total Assets excludes period-end PPP loan balance; Average Assets excludes average PPP loan balances.
2. Net interest income shown on a taxable equivalent basis.
3. Net interest margin calculation annualizes net interest income based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

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